SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26 , 2008

FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23975	42-1556195
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 625-7500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On November 26, 2008, First Niagara Financial Group (the “Company”) provided notice to all of its directors and executive officers of an upcoming blackout period under the First Niagara Financial Group 401(k) Plan (the “401(k) Plan”) in connection with a change of the 401(k) Plan’s recordkeeper, and that they are prohibited from acquiring or disposing of the Company’s equity securities during the upcoming blackout period. The blackout period is expected to begin on or about December 22, 2008, and end on or about January 22, 2009. This Form 8-K is being filed to comply with the SEC requirement that notice of a covered blackout period under the 401(k) Plan be given to directors and executive officers of the Company and also furnished to the SEC as a Current Report on Form 8-K. The notice that was sent to those persons on November 26, 2008 is being filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable

(b)	Pro Forma Financial Information. Not Applicable

(c)	Exhibits.

Exhibit No.	Description

99.1	Notice of Blackout Period dated November 26, 2008 to Directors and Executive Officers of First Niagara Financial Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: November 26, 2008	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer (Duly authorized representative)